Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2014, with respect to the consolidated financial statements included in the Annual Report of QC Holdings, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of QC Holdings, Inc. on Form S-8 (File No. 333-119167, effective September 21, 2004).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
March 13, 2014